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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                 FORM 8-K / A-1

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                 MARCH 19, 1998

                           QUEEN SAND RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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
         STATE OF DELAWARE                      0-21179                             75-2615565
     (STATE OF INCORPORATION)            (COMMISSION FILE NO.)           (IRS EMPLOYER IDENTIFICATION NO.)
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                                 3500 OAK LAWN
                               SUITE 380, LB #31
                           DALLAS, TEXAS  75219-4398
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (214) 521-9959


                                   NO CHANGE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGE SINCE LAST REPORT)




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         This Current Report amends and restates in its entirety the Current
Report on Form 8-K dated March 19, 1998 as follows:

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On April 20, 1998, Queen Sand Resources, Inc. (the "Company") consummated the acquisition of certain non- operated royalty and net profits overriding royalty interests (the "Morgan Properties") from two commingled pension trust funds for which Morgan Guaranty Trust Company of New York serves as trustee (the "Morgan Property Acquisition"). The gross purchase price was $150 million in cash subject to standard closing adjustments for net production revenues since October 1, 1997 and capital expenditures incurred since that date (the net purchase price after adjustments is anticipated to be approximately $130 million). The effective date of the transaction is October 1, 1997. Bank of Montreal, Enron Capital & Trade Resources Corp. ("Enron") and an affiliate of Enron provided $141 million in incremental financing to fund this acquisition. The Company funded the Morgan Property Acquisition with a combination of three debt facilities arranged through the Bank of Montreal. First, the Company amended and restated its existing senior secured revolving credit facility (the "Revolver"). The Revolver now provides for a maximum borrowing amount of $96 million, subject to borrowing base limitations. This facility is now a 364 day revolver and converts to a four year amortizing term facility thereafter. An aggregate of $87 million was drawn (including $15 million previously drawn to fund a down payment) under the Revolver to finance the Morgan Property Acquisition resulting in an aggregate of $92 million now outstanding under the Revolver. The Company also arranged a $30 million senior secured single draw bullet term loan (the "Debt Bridge Facility") and a $30 million secured single draw bullet term loan (the "Equity Bridge Facility"), both of which were fully drawn to fund the Morgan Property Acquisition. Both facilities are due six months after closing although if not then repaid, the Debt Bridge Facility can be converted to a five year term bullet loan and the Equity Bridge Facility can be converted to a six year term facility. The Company is currently engaged in arranging both debt and equity financing to permanently replace the bridge facilities and to repay a substantial portion of the indebtedness outstanding under the Revolver. In connection with arrangement of the Equity Bridge Facility, the Company granted contingent warrants to the lenders. The warrants provide that if any portion of the Equity Bridge Facility is outstanding on (i) July 20, 1998, the lenders would have a vested right to purchase at $.0015 per share Common Stock in an amount equal to an aggregate of 2% of the then-outstanding shares of Common Stock on a fully diluted basis ("fully diluted basis" meaning all then- outstanding shares of Common Stock plus shares of Common Stock issuable upon exercise of outstanding options or rights, whether or not vested) multiplied by a fraction the numerator of which is the Equity Bridge Facility principal amount then-outstanding and the denominator of which is $30 million, (ii) August 20, 1998, the lenders would have a vested right to purchase an additional 2% of the fully diluted outstanding Common Stock on the same terms as described in clause (i) above and
(iii) October 21, 1998, the lenders would have a fully vested right to purchase an additional 10% of the fully diluted Common Stock on the same terms as described in clause (i) above. The warrants expire on April 20, 2001.


         The acquisition encompasses interests in over 600 wells in approximately 40 different fields located primarily in East Texas, South Texas and the Mid-continent area. The Company's independent engineers, Ryder Scott Company, estimate that as of December 31, 1997, total proved reserves aggregated approximately 124.1 billion cubic feet of natural gas and 3.6 million Bbls of oil. The reserves are estimated to be approximately 85% natural gas, having an estimated reserve-to-production ratio of over 10 years, and 76% are classified by Ryder Scott Company as proved developed producing. The non-operated royalty and net profits overriding royalty interests in the various properties range from 2% to 80%.

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         The Company has implemented a comprehensive hedging strategy for its natural gas production from the Morgan Properties over the next five years. The Company has placed 25% of its expected proved developed producing natural gas reserves ("PDP") into a swap with Enron at $2.40 per thousand cubic feet ("Mcf"). Ten percent of the Company's expected PDP was hedged in a contract with Enron with a floor of $1.90 per Mcf. The Company also hedged 40% of its expected PDP with a series of non-participating collars with ceilings that escalate from $2.70 per Mcf to $2.90 per Mcf over time. The Company has not yet hedged its oil production from the Morgan Properties due to current unattractive prices but anticipates it will enter into such hedging arrangements in the future if and when the prices are more attractive.

         The information in this Current Report on Form 8-K/A-1 includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. These statements, and the Company's business and prospects, are subject to a number of risks, including production variances from expectations, uncertainties about estimates of reserves, volatility of oil and natural gas prices, the need to develop and replace its reserves, the substantial capital expenditures required to fund its operations, environmental risks, drilling and operating risks, risks related to exploratory and developmental drilling, competition, government regulation, and the ability of the Company to implement its business strategy. These and other risks are described in the Company's Annual Report on Form 10-KSB for the year ended June 30, 1997, which report is available from the Company and the Securities and Exchange Commission.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

         (a) It is impractical to provide the required financial statements of the acquired properties at this time. The Company plans to file such information by amendment within sixty days.

         (b) It is impractical to provide the required pro forma financial information at this time. The Company plans to file such information by amendment within sixty days.

Exhibits

         10.1 Purchase and Sale Agreement among Morgan Guaranty Trust Company of New York, as Trustee under Declaration of Trust dated November 10, 1982, as amended, for the Commingled Pension Trust Fund (Petroleum), Morgan Guaranty Trust Company of New York, as Trustee under Declaration of Trust dated November 10, 1982, as amended, for the Commingled Pension Trust Fund (Petroleum
II), Investment Royalty Corporation, Milam Royalty Corporation and Queen Sand Resources, Inc., a Nevada corporation, previously filed.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        QUEEN SAND RESOURCES, INC.


Date:   April 27, 1998                  By:   /s/ Robert P. Lindsay
                                           ------------------------------------
                                           Name:  Robert P. Lindsay
                                           Title: Executive Vice President and
                                                  Chief Operating Officer